Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

I consent to the incorporation by reference in this Registration Statement of RECYCLE TECH, INC. on Form SB-2, of my report dated October 23, 2006 (included in exhibits to such registration statement) on the financial statements of RECYCLE TECH, INC. for the the year ended December 31, 2006 and period ended December 31, 2006.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
April 19, 2007